EXHIBIT 85


                                                                      JPMorgan



JPMorgan Chase Bank, N.A.
125 London Wall
London EC2Y 5AJ
England
                                                              29 December 2005


PIRELLI FINANCE LUXEMBOURG (SA)
13, Boulevard Du Prince Henri
L-1724
Luxembourg

Attention: Mr Bernard Huppert
Fax: 0044 2073550725
Reference:  11617259


           THIS CONFIRMATION SUPERSEDES AND AMENDS ALL OR ANY PREVIOUS
                   CONFIRMATIONS RELATING TO THIS TRANSACTION

                          RE: SHARE OPTION TRANSACTION
                              ------------------------

         The purpose of this letter agreement (this "Confirmation") is to confirm the terms and conditions of the Transaction entered into between JPMORGAN CHASE BANK, N.A. ("JPMorgan") and PIRELLI FINANCE LUXEMBOURG (SA) (the
"Counterparty") on the Trade Date specified below (the "Transaction"). This
Confirmation constitutes a "Confirmation" as referred to in the ISDA Master
Agreement specified below, and supersedes all or any prior written or oral agreements in relation to the Transaction.

         The definitions and provisions contained in the 2002 ISDA Equity
Derivatives Definitions as published by the International Swaps and Derivatives
Association, Inc. (the "Equity Definitions") are incorporated into this
Confirmation. In the event of any inconsistency between the Equity Definitions and this Confirmation, this Confirmation shall govern.


1. This Confirmation evidences a complete and binding agreement between you and us as to the terms of the Transaction to which this Confirmation relates. This
Confirmation will supplement, form a part of, and be subject to an agreement in the form of the ISDA 2002 Master Agreement (the `ISDA Form'). All provisions contained or incorporated by reference in the ISDA Form will govern this Confirmation except as expressly modified below. This Confirmation, together with all other documents referring to the ISDA Form (each a Confirmation) confirming transactions (each a Transaction) entered into between us
(notwithstanding anything to the contrary in a Confirmation), shall supplement, form a part of, and be subject to an agreement in the form of the ISDA Form as if we had executed an agreement in such form (but without any Schedule) on the Trade Date of the first such Transaction between us. In the event of any inconsistency between the provisions of that agreement and this Confirmation, this Confirmation will prevail for the purposes of this Transaction


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Deal Ref: 260WC01614866                    JPMORGAN CHASE BANK, NATIONAL ASSOCIATION                          PAGE 1 OF 6
Trade Ref: 11617259           ORGANISED UNDER THE LAWS OF THE UNITED STATES AS A NATIONAL BANKING                  RH/D.G
                                                   ASSOCIATION. MAIN OFFICE
                                        1111 POLARIS PARKWAY, COLUMBUS, OHIO 43271
                    REGISTERED AS A BRANCH IN ENGLAND & WALES BRANCH NO. BR000746. REGISTERED BRANCH OFFICE
                                              125 LONDON WALL, LONDON EC2Y 5AJ.
                                  AUTHORISED AND REGULATED BY THE FINANCIAL SERVICES AUTHORITY
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2. The terms of the particular Transaction to which this Confirmation relates are as follows:

General Terms
-------------

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        Trade Date:                                         14 November 2005

        Option Style:                                       European

        Option Type:                                        Call

        Seller:                                             JPMorgan

        Buyer:                                              Counterparty

        Shares:                                             TELECOM ITALIA SPA
                                                            Reuters Instrument Code: TLIT.MI

        Number of Options:                                  37,500,000.00

        Strike Price:                                       EUR 2.3730000

        Premium:                                            EUR 6,051,000.00

        Final Reference Price:                              The average of the Prezzo Ufficiale of the Shares, on
                                                            the two Scheduled Trading Days before the Expiration
                                                            Date and the Expiration Date. (For the avoidance of
                                                            doubt this will be an average of three prices.)

        Prezzo Ufficiale:                                   Shall mean, the price as published by the Exchange at
                                                            the close of trading having the meaning ascribed thereto
                                                            in the Rules of the Markets organised and managed by the
                                                            Italian Stock Exchange

        Premium Payment Date:                               17 November 2005

        Exchange:                                           The Italian Stock Exchange

        Related Exchange(s):                                IDEM, the Italian Derivatives Exchange


Procedure for Exercise:
-----------------------

        Expiration Time:                                    The Valuation Time.

        Expiration Date:                                    17 March 2006

        Automatic Exercise:                                 Applicable

        Seller's Agent's Telephone Number and               Attention: Equity Derivatives Group
        Facsimile Number and Contact Details for            Fax No.: (020) 7325-8205
        Purpose of Giving Notice:                           Telephone No.: (020) 7325-1900
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Deal Ref: 260WC01614866                    JPMORGAN CHASE BANK, NATIONAL ASSOCIATION                          PAGE 2 OF 6
Trade Ref: 11617259           ORGANISED UNDER THE LAWS OF THE UNITED STATES AS A NATIONAL BANKING                  RH/D.G
                                                   ASSOCIATION. MAIN OFFICE
                                        1111 POLARIS PARKWAY, COLUMBUS, OHIO 43271
                    REGISTERED AS A BRANCH IN ENGLAND & WALES BRANCH NO. BR000746. REGISTERED BRANCH OFFICE
                                              125 LONDON WALL, LONDON EC2Y 5AJ.
                                  AUTHORISED AND REGULATED BY THE FINANCIAL SERVICES AUTHORITY

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Valuation:
----------

        Valuation Time:                                     At the Scheduled Closing Time.

        Valuation Date:                                     The Exercise Date

        Averaging Date:                                     The two Scheduled Trading Days before the Expiration
                                                            Date and the Expiration Date.

        Averaging Date Disruption:                          Postponement

 Settlement Terms:
 -----------------

       Settlement Method Election:                          Applicable

       Electing Party:                                      Counterparty

       Settlement Method Election Date:                     Five Scheduled Trading Days prior to the relevant Exercise
                                                            Date

       Default Settlement Method:                           Cash Settlement

       Settlement Currency:                                 EUR

       Settlement Price:                                    (i) ) In respect of Cash Settlement means the Final Reference
                                                            Price or, if there is no Final Reference Price, the mid-market price per Share on the Exchange at the Valuation Time on the
                                                            Valuation Date;

                                                            (ii) In respect of Physical Settlement means the Strike Price.

       Cash Settlement Payment Date:                        In respect of Cash  Settlement and the Exercise Date, two
                                                            Currency Business Days after the relevant Valuation Date.

       Settlement Date:                                     In respect of Physical Settlement, means the date that falls one Settlement Cycle following the Exercise Date (or, if such date is not a Clearance System Business Day, the next
                                                            following a Clearance System Business Day)
  Adjustments:
  ------------

        Method of Adjustment:                               Calculation Agent Adjustment

Extraordinary Events:
---------------------

Consequences of Merger Events:

(a) Share-for-Share:                                        Alternative Obligation

(b) Share-for-Other:                                        Modified Calculation Agent Adjustment

(c) Share-for-Combined:                                     Component Adjustment Tender Offer: Applicable

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Deal Ref: 260WC01614866                    JPMORGAN CHASE BANK, NATIONAL ASSOCIATION                          PAGE 3 OF 6
Trade Ref: 11617259           ORGANISED UNDER THE LAWS OF THE UNITED STATES AS A NATIONAL BANKING                  RH/D.G
                                                   ASSOCIATION. MAIN OFFICE
                                        1111 POLARIS PARKWAY, COLUMBUS, OHIO 43271
                    REGISTERED AS A BRANCH IN ENGLAND & WALES BRANCH NO. BR000746. REGISTERED BRANCH OFFICE
                                              125 LONDON WALL, LONDON EC2Y 5AJ.
                                  AUTHORISED AND REGULATED BY THE FINANCIAL SERVICES AUTHORITY

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Consequences of Tender Offers:

(a) Share-for-Share:                                        Modified Calculation Agent Adjustment

(b) Share-for-Other:                                        Modified Calculation Agent Adjustment

(c) Share-for-Combined:                                     Modified Calculation Agent Adjustment

Composition of Combined Consideration:                      Not Applicable


Nationalisation, Insolvency or Delisting:                   Cancellation and Payment (Calculation Agent Determination)


Additional Disruption Events:
-----------------------------

(a) Change in Law:                                          Not Applicable

(b) Failure to Deliver:                                     Applicable

(c) Insolvency Filing:                                      Not Applicable

(d) Hedging Disruption:                                     Not Applicable

(e) Loss of Stock Borrow:                                   Not Applicable

(f) Increased Cost of Stock Borrow:                         Not Applicable

(g) Increased Cost of Hedging:                              Not Applicable

Determining Party:                                          JPMorgan

3.     Calculation Agent:
       ------------------

JPMorgan

4.      Account Details:
        ----------------

        Account for payments to JPMorgan:

        Pay:
        AC No:
        Favour:
        Ref:

        Account for payments to Counterparty:

        Pay:
        AC No:
        Favour:
        Ref:

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Deal Ref: 260WC01614866                    JPMORGAN CHASE BANK, NATIONAL ASSOCIATION                          PAGE 4 OF 6
Trade Ref: 11617259           ORGANISED UNDER THE LAWS OF THE UNITED STATES AS A NATIONAL BANKING                  RH/D.G
                                                   ASSOCIATION. MAIN OFFICE
                                        1111 POLARIS PARKWAY, COLUMBUS, OHIO 43271
                    REGISTERED AS A BRANCH IN ENGLAND & WALES BRANCH NO. BR000746. REGISTERED BRANCH OFFICE
                                              125 LONDON WALL, LONDON EC2Y 5AJ.
                                  AUTHORISED AND REGULATED BY THE FINANCIAL SERVICES AUTHORITY
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
5.      Offices:
        --------

(A)     The Office of JPMorgan for the Transaction is:

        JPMorgan Chase Bank, N.A.
        125 London Wall
        London EC2Y 5AJ
        England

(B)     The Office of the Counterparty for the Transaction is:

        Pirelli Finance Luxembourg (SA)
        13, Boulevard Du Prince Henri
        L-1724
        Luxembourg


6.     Other Provisions:
       -----------------

(a) Transfer: Neither party may transfer any or all of its rights or obligations under this Transaction without the prior written consent of the non-transferring party. Any purported transfer that is not in compliance with this provision shall be void.

(b) Non-Reliance: Applicable

(c) Governing Law: This Confirmation will be governed by and construed in accordance with English Law.

(d) Time of Dealing: The time of dealing will be confirmed by JPMorgan upon written request.

(e) Private Customer: Each party represents that it is not a private customer as defined in the Rules of The Financial Services Authority.

(f) Agreements and Acknowledgements Regarding Hedging Activities: Applicable

(g) Additional Acknowledgements: Applicable




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Deal Ref: 260WC01614866                    JPMORGAN CHASE BANK, NATIONAL ASSOCIATION                          PAGE 5 OF 6
Trade Ref: 11617259           ORGANISED UNDER THE LAWS OF THE UNITED STATES AS A NATIONAL BANKING                  RH/D.G
                                                   ASSOCIATION. MAIN OFFICE
                                        1111 POLARIS PARKWAY, COLUMBUS, OHIO 43271
                    REGISTERED AS A BRANCH IN ENGLAND & WALES BRANCH NO. BR000746. REGISTERED BRANCH OFFICE
                                              125 LONDON WALL, LONDON EC2Y 5AJ.
                                  AUTHORISED AND REGULATED BY THE FINANCIAL SERVICES AUTHORITY
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
Please confirm that the foregoing correctly sets forth the terms of our agreement by executing this Confirmation and returning it to EDG Confirmation
Group, J.P. Morgan Securities Ltd., MAILPOINT 3/01AL, 10 Aldermanbury, London
EC2V 7RF or by fax on +44 (0)20 7325 8205. If you have any questions regarding this Confirmation please contact us on +44 (0)20 7325 1900.



Very truly yours,

J.P. MORGAN SECURITIES LTD. AS AGENT FOR
JPMORGAN CHASE BANK, N.A.

By:
    ----------------------------------
Name:  Steven W Coutts
Title: Authorised Signatory




Accepted and confirmed as of
the date first above written


PIRELLI FINANCE LUXEMBOURG (SA)

By:
    ----------------------------------
Name:
Title:








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Deal Ref: 260WC01614866                    JPMORGAN CHASE BANK, NATIONAL ASSOCIATION                          PAGE 6 OF 6
Trade Ref: 11617259           ORGANISED UNDER THE LAWS OF THE UNITED STATES AS A NATIONAL BANKING                  RH/D.G
                                                   ASSOCIATION. MAIN OFFICE
                                        1111 POLARIS PARKWAY, COLUMBUS, OHIO 43271
                    REGISTERED AS A BRANCH IN ENGLAND & WALES BRANCH NO. BR000746. REGISTERED BRANCH OFFICE
                                              125 LONDON WALL, LONDON EC2Y 5AJ.
                                  AUTHORISED AND REGULATED BY THE FINANCIAL SERVICES AUTHORITY
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